Exhibit 10.6
EXECUTION COPY
FIRST AMENDMENT TO
REGISTRATION RIGHTS AGREEMENT
     This First Amendment to Registration Rights Agreement (this “Amendment”) is made and entered into as of October 7, 2008, by and among Panda Ethanol, Inc., a Nevada corporation (the “Company”), Panda Energy International, Inc., a Texas corporation (“Panda Energy”), and the several Holders signatory hereto.
     WHEREAS, the Company and Panda Energy are parties to that certain Registration Rights Agreement made and entered into as of November 9, 2007 (the “Registration Rights Agreement”); and
     WHEREAS, the Company and Panda Energy desire to amend, modify and supplement the Agreement in accordance with the provisions of Section 6(f) to provide the registration rights set forth in the Agreement to the purchasers of the Company’s securities pursuant to that certain Securities Purchase Agreement, dated October 6, 2008, by and between the Company and PLC II, LLC (“PLC”) and those certain Common Stock Purchase Warrants, each dated the date hereof, issued to PLC and Balkan Ventures LLC (“Balkan”), respectively.
     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follow:
1. Amendment.
     (a) Definition of Common Stock. A definition of “Common Stock” is hereby added to the Registration Rights Agreement as follows:
     “Common Stock” means the Company’s common stock, $0.001 par value per share.
     (b) Definition of Holder. The definition of “Holder” or “Holders” in the Registration Rights Agreement is hereby amended and restated in its entirety as follows:
     “Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities, which for purposes of this Agreement includes the record holders of Series A Preferred convertible into Registrable Securities and the registered holders of Warrants exercisable for Registrable Securities; provided, further, that such a Holder of Registrable Securities will not be required to convert its Series A Preferred or exercise its Warrants in order to exercise the registration rights granted herein.
     (c) Definition of Purchase Agreement. A definition of “Purchase Agreement” is hereby added to the Registration Rights Agreement as follows:
     “Purchase Agreement” means that certain Securities Purchase Agreement dated October 6, 2008, by and between the Company and PLC

     (d) Definition of Registrable Securities. The definition of “Registrable Securities” in the Registration Rights Agreement is hereby amended and restated in its entirety as follows:
     “Registrable Securities” means all of (i) the Shares issued to Panda Energy or Panda Energy Management, LP from time to time pursuant to the Services Agreement, (ii) the shares of Common Stock issued pursuant to the Purchase Agreement, (iii) the shares of Common Stock issued or issuable upon conversion of the Series A Preferred (iv) the shares of Common Stock issued or issuable upon exercise of the Warrants, and (v) any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to any shares of Common Stock described in the foregoing clauses (i), (ii), (iii) and (iv).
     (e) Definition of Series A Preferred. A definition of “Series A Preferred” is hereby added to the Registration Rights Agreement as follows:
     “Series A Preferred” means (i) the shares of Series A Convertible Preferred Stock, par value $0.001, of the Company issued pursuant to the Purchase Agreement, and (ii) any shares of Series A Convertible Preferred Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares described in clause (i).
     (f) Definition of Service Agreement. The definition of “Services Agreement” in the Registration Rights Agreement is amended and restated in its entirety as follows:
     “Services Agreement” shall mean that certain Services Agreement, effective as of September 1, 2007, between Panda Energy Management, LP and the Company.
     (g) Definition of then outstanding Registrable Securities. A definition of “then outstanding Registrable Securities” is hereby added to the Registration Rights Agreement as follows:
     “then outstanding Registrable Securities” means the number of shares of Common Stock which are Registrable Securities and that are then (1) issued and outstanding or (2) issuable pursuant to conversion of Series A Preferred or exercise of Warrants.
     (h) Definition of Warrants. A definition of “Warrants” is hereby added to the Registration Rights Agreement as follows:
     “Warrants” means that certain Common Stock Purchase Warrant No. 01 dated October 7, 2008, issued and delivered to Balkan, and that certain Common Stock Purchase Warrant No. 02 dated October 7, 2008, issued and delivered to PLC.

     (i) Successors and Assigns . The last sentence of Section 6(h) of the Registration Rights Agreement is amended and restated in its entirety as follows:
Each Holder may assign their respective rights hereunder in the manner and to the persons the Holder is otherwise permitted to assign or transfer its Registrable Securities; provided, however, that at least 10,000 shares (subject to adjustment for splits, stock dividends, and recapitalizations) of the Registrable Securities, are assigned to an assignee who seeks to assert registration rights under this Agreement.
2. Binding Effect. Except as expressly modified or amended herein, the Registration Rights Agreement remains in full force and effect. The Company and each of the Holders hereto acknowledge, confirm and agree that the the provisions of the Registration Rights Agreement as so amended shall be binding upon the parties and their respective successors and assigns.
3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of law provisions thereof.
4. Headings. The headings in this Amendment are for convenience only, do not constitute a part of this Amendment, and shall not be deemed to limit or affect any of the provisions hereof.
5. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one document.
[Signatures follow]

     IN WITNESS WHEREOF, the parties have executed this First Amendment to Registration Rights Agreement as of the date first above written.

COMPANY:

PANDA ETHANOL, INC.

By:	/s/ Darol Lindloff

Name:	Darol Lindloff
Title:	President and CEO

HOLDERS:

PANDA ENERGY INTERNATIONAL, INC.

By:	/s/ Robert W. Carter

Name:	Robert W. Carter
Title:	Chief Executive Officer

PLC II, LLC

By:	/s/ William C. Nordland

Name:	William C. Nordland
Title:	Senior Vice President

BALKAN VENTURES LLC

By:	/s/ Robert Kornigsberger

Name:	Robert Kornigsberger
Title:	Comanaging Partner

PANDA ENERGY MANAGEMENT, LP

By:	/s/ William C. Nordland

Name:	William C. Nordland
Title:	Senior Vice President

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